UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2023
Jackson Acquisition Company
(Exact name of registrant as specified in its charter)

Delaware	001-41128	86-2494888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Northwinds Parkway Alpharetta, GA	30009
(Address of principal executive offices)	(Zip Code)

(678) 690-1079
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	RJAC.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	RJAC	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	RJAC.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 3, 2023, the New York Stock Exchange (the “NYSE”) notified Jackson Acquisition Company (the “Company”), and publicly announced, that the NYSE had determined that the Company’s warrants, each warrant exercisable for one share of Class A Common Stock of the Company (the “Warrants”), are no longer suitable for listing on the NYSE due to trading price levels, pursuant to Section 802.01D of the NYSE Listed Company Manual. As a result, the NYSE has determined to commence proceedings to delist the Warrants from the NYSE.

The Company has a right to a review of this determination by a Committee of the Board of Directors of the NYSE. The NYSE will apply to the Securities and Exchange Commission to delist the Warrants upon completion of all applicable procedures, including any appeal by the Company of the NYSE’s decision. The Company does not currently intend to appeal the determination.

Trading in the Warrants on the NYSE was suspended immediately. Trading in the Company’s Class A Common Stock and Units will continue on the NYSE.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jackson Acquisition Company

Date: January 6, 2023	By:	/s/ Richard L. Jackson
	Name:	Richard L. Jackson
	Title:	President and Chief Executive Officer